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Exhibit 99.1

RISK FACTORS

        On September 21, 2009, the Company filed a Preliminary Prospectus Supplement relating to the underwritten public offering of its common stock in which the Company disclosed the following risk factors relating to its business and common stock. Such risk factors update and supersede the risk factors discussed in Part I under the caption "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        This section highlights some of the specific risks that could affect us. Although this section attempts to highlight some of the key risk factors, please be aware that these risks are not the only risks we face; other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, results of operations or the trading price of our securities.

Risks Related to Our Business

        A continued downturn in the economy, particularly in downstate Illinois and southwest Florida, where our business is primarily conducted, could have an adverse affect on our business, financial condition and results of operations.

        Our business and earnings are directly affected by general business and economic conditions in the United States and, in particular, economic conditions in downstate Illinois and southwest Florida. These conditions include legislative and regulatory changes, short-term and long-term interest rates, inflation, employment rates, real estate values and sales prices and changes in government monetary and fiscal policies, all of which are beyond our control.

        In late 2007 and all of 2008, the U.S. economy experienced a severe downturn that has continued through the first half of 2009. Southwest Florida, in particular, has been severely affected by the current economic downturn and real estate activity and values have been especially harmed. As a result, we have experienced a deterioration of asset quality in the southwest Florida market, and have experienced historically high levels of problem assets, including other real estate owned, in that market. A downturn in economic conditions, particularly within our primary market areas of downstate Illinois, or a continuation of current depressed economic conditions in southwest Florida, could result in a decrease in demand for our products and services, an increase in loan delinquencies and defaults, high or increased levels of problem assets and foreclosures and reduced wealth management fees resulting from lower asset values. Real estate in southwest Florida pledged as collateral for loans made by us has declined and may continue to decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with our existing loans, and the value of other real estate owned as a result of foreclosures.

        If the current weak economic conditions continue or worsen, our business, growth and profitability are likely to suffer. To the extent that our business customers' underlying businesses are harmed as a result of the general economic environment, our customers are more likely to default on their loans. In addition, the unemployment rate in the United States increased significantly during the second half of 2008 and has continued to increase in 2009. These factors could lead to reduced interest income and future additional provisions for loan losses.

        In addition, a deterioration in the national economy, or adverse change in agribusiness and capital goods exports, could materially adversely affect our downstate Illinois markets.

        Market volatility could have an adverse effect on us.

        The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers' underlying financial condition or performance. If current levels of market disruption and volatility continue or worsen, we may experience adverse effects, which may be material, on our customers' and our ability to maintain or access capital and on our business, financial condition and results of operations.

        Liquidity risks could affect operations and jeopardize our business, financial condition and results of operations.

        Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our primary sources of funds consist of cash from operations, investment maturities and sales, deposits and funds from sales of capital securities. Additional liquidity is provided by the holding company line of credit and term loan with our correspondent lender, brokered deposits, bank lines of credit, repurchase agreements and the ability to borrow from the Federal Reserve Bank and the Federal Home Loan Bank. Our access to funding sources in amounts adequate to finance or capitalize our activities or on terms that are acceptable to us could be impaired by factors that affect us directly or the financial services industry or economy in general, such as further disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry.

        Since late 2007, and particularly during the second half of 2008 and much of the first half of 2009, the financial services industry and the credit markets generally have been materially and adversely affected by significant declines in asset values and by a lack of liquidity. The liquidity issues have been particularly acute for regional and community banks, as many of the larger financial institutions have significantly curtailed their lending to regional and community banks to reduce their exposure to the risks of other banks. In addition, many of the larger correspondent lenders have reduced or even eliminated federal funds lines for their correspondent customers. Furthermore, regional and community banks generally have less access to the capital markets than do the national and super-regional banks because of their smaller size and limited analyst coverage.

        We do not expect to be in compliance with two of the financial covenants contained in our credit agreement with our correspondent lender when they are tested as of September 30, 2009. We have notified the lender that, if measured as of September 21, 2009, we would not have been in compliance with those specific financial covenants and that we do not expect to be in compliance at September 30, 2009. We are in discussions with the lender regarding the potential resolution of these issues, including a waiver of noncompliance. If the lender does not grant a waiver, then we intend to use available cash, which may include a portion of the net proceeds from the public offering announced on September 21, 2009 and the separate private placement of our Series A Convertible Preferred Stock, to repay the $26.0 million principal amount due and outstanding to the lender pursuant to the term loan and repay any amounts owing under the line of credit. Under the terms of the credit agreement, the lender could prohibit us from borrowing under the line of credit during such time that we remain in non-compliance. As a result, we may not have an open line of credit with a correspondent lender to facilitate our liquidity and we will rely more on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans and investment securities, respectively, to ensure that we have adequate liquidity to fund our operations. Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses, pay dividends to our stockholders, or to fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

        We incurred net losses for 2008 and in the first half of 2009, and expect to incur a substantial net loss in the third quarter of 2009, and cannot make any assurances that we will not incur further losses.

        We incurred a net loss of $37.9 million for the year ended December 31, 2008, and a net loss of $15.0 million for the six months ended June 30, 2009, and we expect to incur a substantial net loss estimated at between $62.5 million and $67.5 million for the quarter ending September 30, 2009 due to high levels of expected charge-offs and provision for loan losses, as well as a possible goodwill impairment. We cannot provide any assurances that we will not incur future losses, especially in light of economic conditions that continue to adversely affect our borrowers, particularly those in our southwest Florida market.

        Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition, and could result in further losses in the future.

        At June 30, 2009 and December 31, 2008, our nonperforming loans (which consist of non-accrual loans and loans past due 90 days or more and still accruing loans) totaled $127.1 million and $84.2 million, or 4.00% and 2.58% of our loan portfolio, respectively. At June 30, 2009 and December 31, 2008, our nonperforming assets (which include nonperforming loans plus other real estate owned) were $141.9 million and $100.0 million, or 3.32% and 2.24% of total assets, respectively. Based upon current projections, we anticipate that, as of September 30, 2009, we will have nonperforming loans of $126.1 million and nonperforming assets of $140.9 million, which are similar to our levels of these loans and assets at June 30, 2009. In addition, we had approximately $45.8 million and $40.4 million in accruing loans that were 30-89 days delinquent at June 30, 2009 and December 31, 2008, respectively. Our nonperforming assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or other real estate owned, thereby adversely affecting our income and returns on assets and equity, and our loan administration costs increase and our efficiency ratio is adversely affected. When we take collateral in foreclosures and similar proceedings, we are required to mark the collateral to its then-fair market value, which, when compared to the value of the loan, may result in a loss. These nonperforming loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks. The resolution of nonperforming assets requires significant time commitments from management, which can be detrimental to the performance of their other responsibilities. There is no assurance that we will not experience further increases in nonperforming loans in the future, or that our nonperforming assets will not result in further losses in the future.

        Our allowance for loan losses may be insufficient to absorb actual losses in our loan portfolio.

        We established our allowance for loan losses and maintain it at a level considered adequate by management to absorb potential loan losses based on a continual analysis of our portfolio and market environment. The allowance for loan losses represents our estimate of probable losses in the portfolio at each balance sheet date and is based upon other relevant information available to us. The allowance contains provisions for probable losses that have been identified relating to specific borrowing relationships, as well as probable losses inherent in the loan portfolio and credit undertakings that are not specifically identified. Additions to the allowance for loan losses, which are charged to earnings through the provision for loan losses, are determined based on a variety of factors, including an analysis of the loan portfolio, historical loss experience and an evaluation of current economic conditions in the relevant market areas. The actual amount of loan losses is affected by changes in economic, operating and other conditions within our markets, which may be beyond our control, and such losses may exceed current estimates.

        Our allowance for loan losses was $88.5 million at June 30, 2009, a decrease from $98.7 million at December 31, 2008. With the estimated provision for loan losses of between $120 million and $125 million and total net charge-offs of between $110 million and $115 million for the quarter ending September 30, 2009, we anticipate that the allowance for loan losses will be between $93.5 million and $103.5 million at September 30, 2009. Approximately 95.5% of the charge-offs and additional provisions for loan losses are attributable to our Florida operations. At June 30, 2009, our allowance for loan losses as a percentage of total loans was 2.8%, compared to 3.1% at December 31, 2008, and as a percentage of total nonperforming loans was 69.7%, compared to 117.2% at December 31, 2008. At

September 30, 2009, we estimate that the allowance as a percentage of total loans will be approximately 3.23% and as a percentage of total nonperforming loans will be approximately 78.2%.

        Although management believes that the allowance for loan losses is adequate to absorb losses on any existing loans that may become uncollectible, in light of the current economic environment, there is no guarantee that we will not be required to take additional provisions for loan losses in the future to further supplement the allowance for loan losses, particularly if economic conditions worsen beyond what management currently expects, either due to management's decision to do so or requirements by the regulators. Additional provisions to the allowance for loan losses and loan losses in excess of our allowance for loan losses may adversely affect our business, financial condition and results of operations.

        A significant portion of the loans in our portfolio is secured by real estate.

        Approximately 82.4% of our loans are collateralized by real estate. The market value of real estate can fluctuate significantly in a short period of time as a result of market conditions in the area in which the real estate is located. Adverse changes affecting real estate values and the liquidity of real estate in one or more of our markets could increase the credit risk associated with our loan portfolio, and could result in losses which would adversely affect profitability. These changes already have especially affected our southwest Florida market. Adverse changes in the economy affecting real estate values and liquidity generally and, specifically, in downstate Illinois and especially a continuation or worsening of conditions in southwest Florida, could significantly impair the value of property pledged as collateral on loans and affect our ability to sell the collateral upon foreclosure without a loss or additional losses. Collateral may have to be sold for less than the outstanding balance of the loan which could result in losses.

        The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, has the potential to adversely affect our real estate loan portfolio in several ways, each of which could adversely affect our operating results and/or financial condition. In particular, as of June 30, 2009, approximately 21.5% of our loan portfolio consists of real estate construction loans, which primarily are loans made to home builders and developers. Demand for residential construction loans has decreased significantly since 2007, and a further decrease in demand for the properties constructed by home builders and developers could result in higher delinquencies and greater charge-offs in future periods on loans made to such borrowers. In addition, many Florida real estate markets, especially the markets in southwest Florida, where we have significant operations, declined significantly in value throughout 2008 and the first half of 2009. The current market environment has also negatively affected the demand for residential real estate loans, which constitute a significant part of our overall portfolio. With our expected loan charge-offs and provision for loan losses in the third quarter of 2009, we believe that we have adequately provided for known losses in our southwest Florida operations. However, no assurance is given that our future loan losses and provisions for loan losses will not be higher or that our allowance for loan losses will be sufficient.

        Finally, the problems that have occurred in the residential real estate and mortgage markets have begun to spread to the commercial real estate market, particularly in Florida. As a result, the value of some of the collateral securing our commercial real estate loans in Florida has declined, and the demand for our commercial real estate loans in that state has decreased. In addition, we have experienced a downturn in credit performance by our commercial real estate loan customers located in Florida. In Illinois, we have not experienced a downturn in credit performance by our commercial real estate loan customers similar to our experience in southwest Florida, but in light of the uncertainty that exists in the economy and credit markets, there can be no guarantee that we will not experience any deterioration in the performance of commercial real estate and other real estate loans in the future.

        Real estate construction, land acquisition and development loans are based upon estimates of costs and values associated with the complete project. These estimates may be inaccurate, and we may be exposed to significant losses on loans for these projects.

        Construction, land acquisition, and development loans comprised approximately 21.5% of our total loan portfolio at June 30, 2009, and such lending involves additional risks because funds are advanced upon the security of the project, which is of uncertain value prior to its completion, and costs may exceed realizable values in declining real estate markets. Because of the uncertainties inherent in estimating construction costs and the realizable market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. If our appraisal of the value of the completed project proves to be overstated or market values or rental rates decline, we may have inadequate security for the repayment of the loan upon completion of construction of the project. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it.

        Credit risk cannot be eliminated.

        There are risks in making any loan, including risks inherent in dealing with individual borrowers, risks of nonpayment, risks resulting from uncertainties as to the future value of collateral and cash flows available to service debt and risks resulting from economic and market conditions. We attempt to reduce our credit risk through loan application approval procedures, monitoring the concentration of loans within specific industries and geographic location, and periodic independent reviews of outstanding loans by our loan review and audit departments as well as external auditors. However, while such procedures should reduce our risks, they cannot be expected to eliminate our credit risks.

        The third-party review of our loan grading is not a forecast or prediction of future results, performance or future capital adequacy.

        In September 2009, we engaged a nationally recognized firm to conduct an independent review of our credit risk ratings or loan grading methodology. This review will assist us in determining the amount of loan charge-offs and provision for loan losses that we will recognize in the third quarter of 2009. The review of our credit risk ratings for a sample of our commercial loans by a nationally-recognized firm is preliminary and has not been completed. It is not a forecast and should not be viewed as a prediction of future results or performance, the adequacy of our provisions for loan losses or allowance for loan losses or future capital adequacy. The third-party review was based upon numerous complex assumptions, estimates and judgments, which may or may not be realized, and the final report may vary from the preliminary results described herein.

        Our business is subject to interest rate risk, and variations in interest rates may harm our financial performance.

        Our earnings and profitability depend significantly on our net interest income. Net interest income represents the difference between interest income and fees earned on interest-earning assets and interest expense incurred on interest-bearing liabilities. In the event that interest paid on deposits and borrowings increases faster than the interest earned on loans and investments, there may be a negative impact on our net interest income. Changes in interest rates could also adversely affect the income of certain components of our noninterest income. An increase in interest rates may also affect our customers' ability to make payments on their loans, which could in turn increase loan losses. In addition, higher interest rates could also increase our costs of deposits and borrowed funds. We are unable to predict or control fluctuations in market interest rates which are affected by the economy as well as fiscal and monetary policies.

        If we are in default under our existing credit agreement with our correspondent lender, the lender may exercise its rights under the agreement which could materially and adversely affect our financial position, liquidity and earnings.

        We are a borrower under an Amended and Restated Credit Agreement, dated as of May 31, 2009, with JPMorgan Chase Bank, N.A. The $46.0 million credit facility provided by the credit agreement is comprised of a term loan of $26.0 million and a line of credit of up to $20.0 million. The credit facility is secured by all of the capital stock of Busey Bank. The credit agreement contains certain representations and warranties and financial and negative covenants. A breach of any of these covenants could result in a default under the credit agreement. We do not expect to be in compliance with certain of these covenants when they are tested as of September 30, 2009. The first such covenant requires that we maintain our ratio of nonperforming loans plus other real estate owned to total loans plus other real estate owned of not more than 5.50%. The second covenant requires that we maintain, at all times, an annualized return on average assets ratio of not less than 0.40%. We also may not be in compliance with other covenants in the future.

        Failure to be in compliance with any of the covenants in our credit agreement would give rise to an event of default thereunder. The credit agreement provides that upon an event of default as the result of our failure to comply with a covenant, the lender may immediately, (i) terminate all commitments to extend further credit, (ii) declare amounts outstanding under the line of credit and the term loan immediately due and payable, (iii) impose a default rate of interest, (iv) exercise all of its rights of setoff that it may have contractually, by law, in equity or otherwise, and (v) foreclose on all of the capital stock we own in Busey Bank, our principal subsidiary, which we have pledged to the lender. We are in discussions with the lender regarding our expected non-compliance at the end of the third quarter of 2009, including a waiver of noncompliance. If the lender does not grant a waiver or if we do not pay off the remaining outstanding principal, then the lender could exercise its remedies under the credit agreement following an event of default, whether at the end of the third quarter 2009 or in the future, and we could lose our principal asset and source of earnings and our financial position, liquidity and earnings would be materially and adversely affected.

        We are required to maintain capital to meet regulatory requirements, and if we fail to maintain sufficient capital, whether due to losses, an inability to raise additional capital or otherwise, our financial condition, liquidity and results of operations, as well as our ability to maintain regulatory compliance, would be adversely affected.

        First Busey Corporation, Busey Bank and Busey Wealth Management must meet regulatory capital requirements and maintain sufficient liquidity. We also face significant capital and other regulatory requirements as a financial institution and a participant in the TARP Capital Purchase Program. Our ability to raise additional capital, when and if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, including investor perceptions regarding the banking industry and market condition, and governmental activities, many of which are outside our control, and on our financial condition and performance. Accordingly, no assurances can be made that we will be able to raise additional capital if needed or on terms acceptable to us. If we fail to meet these capital and other regulatory requirements, our financial condition, liquidity and results of operations would be materially and adversely affected.

        Our failure to remain "well capitalized" for bank regulatory purposes could affect customer confidence, our ability to grow, our costs of funds and FDIC insurance costs, our ability to pay dividends on common and preferred stock and to make distributions on our trust preferred securities, our ability to make acquisitions, and our business, results of operations and financial condition. Under FDIC rules, if Busey Bank ceases to be a "well capitalized" institution for bank regulatory purposes, the interest rates that it pays on deposits and its ability to accept, renew or rollover brokered deposits may be restricted. As of June 30, 2009, we had $231.8 million of brokered deposits, or 6.9% of our total deposits.

        We face the risk of possible future goodwill impairment.

        Because of a significant decline in our market capitalization during 2009, we are assessing our goodwill for impairment quarterly. We will perform a valuation analysis of our goodwill as of September 30, 2009 and believe that the first step of our goodwill analysis will indicate impairment that will require further testing. This valuation analysis potentially could result in the recognition of a non-cash goodwill impairment charge for all or a substantial portion of our $208.2 million of goodwill related to Busey Bank, which would increase our anticipated net loss for the quarter ending September 30, 2009. To the extent that we have any remaining goodwill following September 30, 2009, we will be required to perform additional goodwill impairment assessments on no less than an annual basis (and perhaps more frequently if the current situation of our market capitalization being less than our common stockholders' equity continues beyond 2009), which could result in further goodwill impairment charges. Any future goodwill impairment charge we are required to take could have a material negative effect on our results of operations by reducing our net income or increasing our net losses in the periods that we recognize an impairment charge.

        Issuances or sales of common stock or other equity securities could result in an "ownership change" as defined for U.S. federal income tax purposes. If an ownership change were to occur, we could realize a loss of a portion of our U.S. federal and state deferred tax assets, including certain built-in losses that have not been recognized for tax purposes, as a result of the operation of Section 382 of the Internal Revenue Code of 1986, as amended. The amount of the permanent loss would be determined by the annual limitation period and the carryforward period (generally up to 20 years for U.S. federal net operating losses). Any resulting loss could have a material adverse effect on our results of operations and financial condition.

        We did not establish a valuation allowance against our U.S. federal, state and local deferred tax assets as of June 30, 2009, as we believed that it was more likely than not that all of these assets would be realized. An important element in our analysis was that we do not believe we have had an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Section 382 imposes restrictions on the use of a corporation's net operating losses, certain recognized built-in losses and other carry-overs after an ownership change occurs. An ownership change generally occurs if the aggregate percentage ownership of the stock of the corporation held by one or more "5% shareholders" increases by more than 50 percentage points over the aggregate of such shareholders' lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. Upon an ownership change, a corporation generally is subject to an annual limitation on its utilization of pre-ownership change losses, including certain recognized built-in losses, equal to the value of the stock of the corporation immediately before the ownership change (subject to certain adjustments), multiplied by the long-term tax-exempt rate. A number of special rules apply to calculating this annual limit. The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Because U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation may effectively provide a cap on the cumulative amount of pre-ownership change losses, including certain recognized built-in losses that may be utilized. Such pre-ownership change losses in excess of the cap may be lost. In addition, if an ownership change were to occur, it is possible that the limitations imposed on our ability to use pre-ownership change losses and certain recognized built-in losses could cause a net increase in our U.S. federal income tax liability and U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

        The relevant calculations under Section 382 are technical and highly complex and depend on changes in percentage stock ownership among stockholders. If an ownership change were to occur, we currently believe that any limitations imposed on our use of pre-transaction losses by Section 382 as a result of these transactions will not significantly affect our ability to use such losses. In some circumstances, however, issuances or sales of our stock (including certain transactions involving our stock that are outside of our control) could result in an ownership change under Section 382. An ownership change could occur if, due to the sale or issuance of additional common stock, the aggregate ownership of one or more persons treated as "5% shareholders" were to increase by more than 50 percentage points over such shareholders' lowest percentage ownership during the relevant testing period. There are currently no restrictions on the transfer of our stock that would discourage or prevent transactions that could cause an ownership change, although we may adopt such restrictions in the future. In addition, we have not obtained, and currently do not plan to obtain, a ruling from the Internal Revenue Service regarding our conclusion as to whether an ownership change has occurred and we are subject to limitations on our pre-ownership change losses and recognized built-in losses. Furthermore, we may decide in the future that it is necessary or in our interest to take certain actions that could result in an ownership change. Therefore, no assurance can be provided as to whether an ownership change has occurred or will occur in the future. As of June 30, 2009, our net deferred tax asset reflected on our balance sheet was approximately $15.3 million. Based on our preliminary third quarter 2009 financial results and the projected charge-offs and provision for loan losses, we anticipate that our net deferred tax asset as of September 30, 2009 will be approximately $36.0 million. If an ownership change were to occur, it is possible that we could permanently lose the ability to realize a portion of this asset, resulting in reduction to our total stockholders' equity. This could also decrease Busey Bank's regulatory capital.

        We have a significant deferred tax asset and cannot assure it will be fully realized.

        We had net deferred tax assets of $15.3 million as of June 30, 2009, which we expect to increase because of our anticipated third quarter provision for loan losses and resulting estimated net loss of between $62.5 million and $67.5 million during the quarter ending September 30, 2009, before any goodwill impairment. We did not establish a valuation allowance against our net deferred tax assets as of June 30, 2009 as we believe that it is more likely than not that all of these assets will be realized. In evaluating the need for a valuation allowance, we estimated future taxable income based on management forecasts and tax planning strategies that may be available to us. This process required significant judgment by management about matters that are by nature uncertain.

        If future events differ significantly from our current forecasts, we may need to establish a valuation allowance, which would have a material adverse effect on our results of operations and financial condition. In addition, a significant portion of the net deferred tax asset relates to a projected $37.5 million federal built-in loss related to book and tax differences in the loan loss provision that we expect to have as of September 30, 2009, the utilization of which may be further limited in the event of certain material changes in our ownership.

        Government regulation can adversely affect our operations.

        We operate in a highly regulated environment and are subject to supervision and regulation by a number of governmental regulatory agencies. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to ownership and control of our shares, our acquisition of other companies and businesses, permissible activities for us to engage in, maintenance of adequate capital and liquidity levels, and other aspects of our operations. A wide variety of laws and regulations applicable to the banking industry are being evaluated by legislative bodies and regulatory agencies, and we cannot predict the effect of these changes on our business and profitability. Increased or different regulation could increase our cost of compliance and adversely affect our profitability.

        We cannot predict the effect on our operations of recent legislative and regulatory initiatives that were enacted in response to the ongoing financial crisis.

        U.S. federal, state and foreign governments have taken or are considering extraordinary actions in an attempt to deal with the worldwide financial crisis. To the extent adopted, many of these actions have been in effect for only a limited time, and have produced limited or no relief to the capital, credit and real estate markets. There is no assurance that these actions or other actions under consideration will ultimately be successful.

        In the United States, the federal government has adopted the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009. With authority granted under these laws, the U.S. Treasury has proposed a financial stability plan that is intended to:

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  invest in financial institutions and purchase troubled assets and mortgages from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets;

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  temporarily increase the limit on FDIC deposit insurance coverage to $250,000 per depositor through December 31, 2009 (which was recently extended to December 31, 2013 under the Helping Families Save Their Homes Act of 2009); and

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  provide for various forms of economic stimulus, including to assist homeowners restructure and lower mortgage payments on qualifying loans.

        Numerous other actions have been taken by the U.S. Congress, the Federal Reserve, the U.S. Treasury, the FDIC, the SEC and others to address the liquidity and credit crisis that has followed the sub-prime mortgage crisis that commenced in 2007, including the financial stability plan adopted by the U.S. Treasury. In addition, President Obama recently announced a financial regulatory reform proposal, and the House and Senate are expected to consider competing proposals over the coming years.

        There can be no assurance that the financial stability plan proposed by the U.S. Treasury, the other proposals under consideration or any other legislative or regulatory initiatives will be effective at dealing with the ongoing economic crisis and improving economic conditions globally, nationally or in our markets, or that the measures adopted will not have adverse consequences. The terms and costs of these activities, or the failure of these actions to help stabilize the financial markets, asset prices, market liquidity and a continuation or worsening of current financial market and economic conditions could materially and adversely affect our business, financial condition, results of operations, and the trading prices of our securities.

        Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

        FDIC insurance premiums have increased substantially in 2009, and we expect to pay significantly higher FDIC premiums in the future. Bank failures have significantly depleted the FDIC's Deposit Insurance Fund and reduced the the Deposit Insurance Fund's ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised deposit insurance premiums. On May 22, 2009, the FDIC also implemented a special assessment equal to five basis points of each insured depository institution's assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution's assessment base for the second quarter of 2009, to be collected on September 30, 2009. Additional special assessments may be imposed by the FDIC for future periods. We participate in the FDIC's Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts. Banks that participate in the TLG's noninterest-bearing transaction account guarantee will pay the FDIC an annual assessment of 10 basis points on the amounts in such accounts above the amounts covered by FDIC deposit insurance. To the extent that these TLG assessments are insufficient to cover any loss or expenses arising from the

TLG program, the FDIC is authorized to impose an emergency special assessment on all FDIC-insured depository institutions. The FDIC has authority to impose charges for the TLG program upon depository institution holding companies, as well. The TLG was scheduled to end December 31, 2009, but the FDIC has extended it to June 30, 2010 at an increased charge of 15 to 25 basis points beginning January 1, 2010, depending on the depository institution's risk assessment category rating assigned with respect to regular FDIC assessments if the institution elects to remain in the TLG. These changes have caused the premiums and TLG assessments charged by the FDIC to increase. These actions have significantly increased our noninterest expense in 2009 and are expected to increase our costs for the foreseeable future.

        Our strategy of pursuing acquisitions exposes us to financial, execution and operational risks that could negatively affect us.

        We have historically pursued a strategy of supplementing organic growth by acquiring other financial institutions in our market areas and in nearby markets that will help us fulfill our strategic objectives and enhance our earnings. If we are successful in our efforts to solidify our capital position and aggressively and proactively address the problems in our loan portfolio, we may supplement organic growth through acquisitions, possibly through FDIC-assisted transactions involving acquisitions of failed depository institutions. There are risks associated with an acquisition strategy, however, including the following:

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  We are exposed to potential asset and credit quality risks and unknown or contingent liabilities of the banks or businesses we acquire. If these issues or liabilities exceed our estimates, our earnings and financial condition may be materially and adversely affected.

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  Prices at which acquisitions can be made fluctuate with market conditions. We have experienced times during which acquisitions could not be made in specific markets at prices our management considered acceptable and expect that we will experience this condition in the future in one or more markets.

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  The acquisition of other entities generally requires integration of systems, procedures and personnel of the acquired entity in order to make the transaction economically feasible. This integration process is complicated and time consuming and can also be disruptive to the customers of the acquired business. If the integration process is not conducted successfully and with minimal effect on the acquired business and its customers, we may not realize the anticipated economic benefits of particular acquisitions within the expected time frame, and we may lose customers or employees of the acquired business. We may also experience greater than anticipated customer losses even if the integration process is successful.

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  To finance an acquisition, we may borrow funds, thereby increasing our leverage and diminishing our liquidity, or issue capital stock to the sellers in an acquisition or to third parties to raise capital, which could dilute the interests of our existing stockholders.

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  We may be unsuccessful in realizing the anticipated benefits from any future acquisitions.

        Changes in future rules applicable to TARP recipients could adversely affect our business, financial condition and results of operations.

        On March 6, 2009, we issued $100 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series T, or the Series T Preferred Stock, to the U.S. Treasury pursuant to the TARP Capital Purchase Program. The rules and policies applicable to recipients of capital under the TARP Capital Purchase Program continue to evolve and their scope, timing and effect cannot be predicted. We currently do not intend to use proceeds from the public offering or our common stock announced on September 21, 2009 to redeem the Series T Preferred Stock. Any redemption of the securities sold to the U.S. Treasury to avoid these restrictions would require prior Federal Reserve and U.S. Treasury approval. Based on guidelines recently issued by the Federal Reserve, institutions seeking to redeem TARP Capital Purchase Program preferred stock must demonstrate an ability to access the long-term debt markets without reliance on the FDIC's TLG, successfully demonstrate access to public equity markets and meet a number of additional requirements and considerations before such institutions can redeem any securities sold to the U.S. Treasury. We expect to remain subject to TARP restrictions for the foreseeable future.

        Our ability to attract and retain management and key personnel may affect future growth and earnings and the recent economic stimulus legislation imposes new compensation restrictions that could adversely affect our ability to do so.

        Much of our success and growth has been influenced strongly by our ability to attract and retain management experienced in banking and financial services and familiar with the communities in our market areas. Our ability to retain executive officers, the current management teams, lending and retail banking officers, and administrative staff of our subsidiaries will continue to be important to the successful implementation of our strategy. It is also critical to be able to attract and retain qualified staff with the appropriate level of experience and knowledge about our market areas to implement our community-based operating strategy. The unexpected loss of services of key personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition, and results of operation.

        The American Recovery and Reinvestment Act of 2009 that was signed into law in February 2009 includes extensive new restrictions on our ability to pay retention awards, bonuses and other incentive compensation during the period in which we have any outstanding securities held by the U.S. Treasury that were issued under TARP. Many of the restrictions are not limited to our senior executives and cover other employees whose contributions to revenue and performance can be significant. The limitations may adversely affect our ability to recruit and retain these key employees in addition to our senior executive officers, especially if we are competing for talent against institutions that are not subject to the same restrictions. The Federal Reserve, and perhaps the FDIC, are contemplating proposed rules governing the compensation practices of financial institutions and these rules, if adopted, may make it more difficult to attract and retain the people we need to operate our businesses and limit our ability to promote our objectives through our compensation and incentive programs.

        Our wealth management business may be negatively impacted by changes in economic and market conditions.

        Our wealth management business may be negatively impacted by changes in general economic conditions and the conditions in the financial and securities markets, including the values of assets held under management. Our management contracts generally provide for fees payable for wealth management services based on the market value of assets under management. Because most of our contracts provide for a fee based on market values of securities, fluctuations in securities prices will have an adverse effect on our results of operations from this business. In addition, the significant decline in the financial and securities markets since the second half of 2008 has adversely affected the values of the assets that we manage and has resulted in a corresponding decline in the performance of our customers' portfolios. As a result of market declines and reductions in the value of our customers' wealth management accounts, we may lose wealth management customers, including those who are also banking customers.

        We face strong competition from financial services companies and other companies that offer banking and wealth management services, which could harm our business.

        We currently conduct our banking operations primarily in downstate Illinois and southwest Florida. In addition, we currently offer fiduciary and wealth management services through Busey Wealth Management, which is located in Champaign, Illinois, and accounts for a significant portion of our non-interest income. Many competitors offer the same, or a wider variety of, banking and wealth management services within our market areas. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In addition, a number of out-of-state financial intermediaries have opened production offices or otherwise solicit deposits in our market areas. Increased competition in our markets may result in reduced loans, deposits and commissions and brokers' fees, as well as reduced net interest margin and profitability. Ultimately, we may not be able to compete successfully against current and future competitors. If we are unable to attract and retain banking and wealth management customers, we may be unable to continue to grow our loan and deposit portfolios and our commissions and brokers' fees, and our business, results of operations and financial condition may be adversely affected.

        We rely heavily on information systems to service customers.

        An interruption in or breach in security of our information systems may result in a loss of customer business and reduced earnings. We utilize and rely heavily on communications and information systems in every aspect of our business. Any failure of these systems could result in disruptions in our customer service management, management information, deposit, loan, or other systems. While we have procedures in place to prevent or limit the effects of a failure, interruption, or security breach of our information systems, there can be no guarantee that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions of service or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have an adverse effect on our financial condition and results of operation.

        We are also dependent on third-party service providers for data processing and other information processing systems that support our day-to-day banking, investment, and trust activities that are integral to our banking relationships with our customers. Any disruption in the services provided by these third parties could have an adverse effect on our operations and our ability to meet our customers' needs.

        Adverse weather affecting the markets we serve could hurt our business and prospects for growth.

        We conduct a significant portion of our business in downstate Illinois. Downstate Illinois is a highly agricultural area and therefore the economy can be greatly affected by severe weather conditions, including droughts, storms, tornados and flooding. Unfavorable weather conditions may decrease agricultural productivity or could result in damage to our branch locations or the property of our customers, all of which could adversely affect the local economy. An adverse affect on the economy of downstate Illinois could negatively affect our profitability.

        The southwest Florida market is at risk of hurricanes and related flooding and wind damage, which may cause damage to our assets and those of our customers. Hurricane damage could adversely affect our financial condition in a number of ways. Damage caused to a branch location could result in temporary closure and inconvenience to customers which could result in loss of customers and business. A hurricane could also affect the local economy and impact customers' ability to meet loan repayment terms and adversely affect our financial condition. Furthermore, hurricane-related damage could significantly reduce the values of collateral pledged as security against loans made by us. Insurance may not be available or sufficient to cover weather-related damage.

Risks Related to Our Common Stock

        Our stock price can fluctuate.

        The volatility in the price of our common stock and the Nasdaq Global Select Market, where our common stock is listed, may make it difficult for holders to resell their common stock when they want and at prices they find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

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  actual or anticipated variations in our quarterly results of operations;

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  recommendations by securities analysts;

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  operating and stock price performance of other companies that investors deem comparable to us;

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  news reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

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  perceptions in the marketplace regarding us and/or our competitors and other financial services companies;

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  new technology used, or services offered, by competitors; and

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  changes in government regulations.

        General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of our operating results as evidenced by the current volatility and disruption of capital and credit markets.

        The trading volume of our common stock is less than that of other larger financial services companies.

        Although our common stock is traded on the Nasdaq Global Select Market, the trading volume of our common stock is less than that of other larger financial services companies. For the public trading market for our common stock to have the desired characteristics of depth, liquidity and orderliness requires the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause the our stock price to fall more than would otherwise be expected if the trading volume of our common stock were commensurate with the trading volumes of the common stock of other financial services companies.

        Our ability to pay dividends is limited and we may be unable to pay future dividends.

        Our ability to pay dividends is limited by regulatory restrictions and the need to maintain sufficient consolidated capital. The ability of Busey Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and liquidity and by other general restrictions on dividends that are applicable to Busey Bank, including the requirement under the Illinois Bank Act that it may not pay dividends in excess of its accumulated net profits. The FDIC and other bank regulators have proposed guidelines and seek greater liquidity, and have been discussing increasing capital requirements. If these regulatory requirements are not met, Busey Bank will not be able to pay dividends to us, and we may be unable to pay dividends on our common stock or preferred stock.

        In addition, as a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred debt) in light of our earnings, capital adequacy and financial condition. In addition, as a matter of policy, the Federal Reserve has indicated that bank holding companies should not pay dividends on common stock (or make distributions on trust preferred securities) using funds from the TARP Capital Purchase Program. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company (including a financial holding company) should eliminate, defer or significantly reduce the dividends if:

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  the company's net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

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  the prospective rate of earnings retention is inconsistent with the company's capital needs and overall current and prospective financial condition; or

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  the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

        Assuming a net loss for the quarter ending September 30, 2009, of between $62.5 million and $67.5 million (before any goodwill impairment), we will have incurred net losses of approximately $141.0 million over the last four quarters, which could cause us to become subject to further reduction or elimination of dividends on our common stock and preferred stock. While we have discussed our dividend policies with the Federal Reserve and Busey Bank's regulators, no bank regulatory authority has imposed any dividend limitations on us or Busey Bank, although they could impose such limits in the future.

        As a result of our participation in the TARP Capital Purchase Program, we may not increase the dividends payable on our common stock beyond the $0.20 per share quarterly dividend that we had most recently declared prior to the date of the U.S. Treasury's investment without the consent of the U.S. Treasury, unless all of the equity securities held by the U.S. Treasury are redeemed or the U.S. Treasury has transferred them to third parties. Also, all accrued and unpaid dividends on our Series A Convertible Preferred Stock and Series T Preferred Stock for all past dividend periods would have to be fully paid (or, in the case of the Series A Convertible Preferred Stock, accrued and unpaid dividends would have to be converted into common stock).

        There may be future sales or other dilutions of our equity, which may adversely affect the market price of our common stock.

        Except as our authorized capital stock may be limited by our charter documents, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive our common stock. In connection with its purchase of shares of our Series T Preferred Stock, the U.S. Treasury received a warrant to purchase shares of our common stock at an initial per share exercise price of $13.07, subject to adjustment, which expires 10 years from the issuance date. The issuance of any additional shares of common stock as a result of exercise of the warrant held by the U.S. Treasury or the issuance of any other common stock or convertible securities could dilute the ownership interest of our existing common stockholders. Additionally, in connection with the public offering announced on September 21, 2009, we have agreed to sell $39.3 million of Series A Convertible Preferred Stock, which, subject to stockholder approval, will be convertible into an aggregate number of shares of our common stock determined by dividing $39.3 million by the public offering price of our common stock. The conversion of the Series A Convertible Preferred Stock would dilute the ownership interest of our common stockholders and the market price of our common stock could decline as a result. We also expect to call a special meeting of stockholders as soon as practicable following the closing of the public offering of common stock announced on September 21, 2009 for the purpose of increasing the number of shares of our common stock to permit conversion of the Series A Convertible Preferred Stock and for possible future issuances approved by our board of directors.

        The holders of debt have rights that are senior to those of our stockholders.

        We currently have a $46.0 million senior credit facility with a correspondent lender, which consists of a $20.0 million line of credit, which matures on May 31, 2010, and a $26.0 million term loan that matures on June 1, 2011. As of September 18, 2009, we had $250,000 outstanding under the line of credit and $26.0 million outstanding under the term loan. The credit facility is secured by all of the capital stock of Busey Bank. In addition, we have $55.0 million in junior subordinated debentures outstanding that were issued to statutory trusts. The trusts purchased the junior subordinated debentures from us using the proceeds from the sale of trust preferred securities to third party investors. Payments of the principal and interest on the trust preferred securities are conditionally guaranteed by us to the extent the trusts have funds available for such obligations.

        The rights of the holders of our senior debt and the junior subordinated debentures are senior to the shares of our common stock and Series T Preferred Stock and will be senior to shares of our Series A Convertible Preferred Stock when they are issued. As a result, we must make payments on our senior debt and the junior subordinated debentures (and the related trust preferred securities) before any dividends can be paid on our common stock or preferred stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of our senior debt and the junior subordinated debentures must be satisfied before any distributions can be made to our stockholders. If certain conditions are met, we have the right to defer interest payments on the junior subordinated debentures (and the related trust preferred securities) at any time or from time to time for a period not to exceed 20 consecutive quarters in a deferral period, during which time no dividends may be paid to holders of our preferred stock or common stock.

        The holders of our Series T Preferred Stock have, and holders of our Series A Convertible Preferred Stock, will have rights that are senior to those of our common stockholders.

        On March 6, 2009, we issued and sold 100,000 shares of our Series T Preferred Stock, which ranks senior to our common stock in the payment of dividends and on liquidation, to the U.S. Treasury (together with the warrant to acquire 1,147,666 shares of our common stock) for $100 million. The liquidation amount of the Series T Preferred Stock is $1,000 per share. Additionally, we expect to issue and sell 393 shares of our Series A Convertible Preferred Stock, which also ranks senior to our common stock upon liquidation. The liquidation amount of the Series A Convertible Preferred Stock is expected to be $100,000 per share, or $39.3 million in the aggregate plus the amount of any accrued and unpaid dividends. In the event of our bankruptcy, dissolution or liquidation, the holders of the Series T Preferred Stock and Series A Convertible Preferred Stock, when issued, will receive distributions of our available assets prior to the holders of our common stock.

        Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions and/or upon liquidation, may adversely affect the market price of our common stock.

        We may attempt to increase our capital resources or, if Busey Bank's capital ratios fall below the required regulatory minimums, we or Busey Bank could be forced to raise additional capital by making additional offerings, including trust preferred securities, senior or subordinated notes and preferred stock. Upon our bankruptcy, dissolution or liquidation, the holders of our debt securities and lenders with respect to other borrowings, including the holder of our existing senior debt, and our preferred stockholders will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

        In addition to the issuance of the Series T Preferred Stock and the Series A Convertible Preferred Stock, our board of directors is authorized to issue additional classes or series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends and/or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future, which would have a preference over our common stock with respect to the payment of dividends and upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

        There are substantial regulatory limitations on changes of control of bank holding companies.

        With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be "acting in concert" from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve. Accordingly, prospective investors need to be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock.

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  Exhibit 99.1
RISK FACTORS